                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            GAMMA BIOLOGICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                            GAMMA BIOLOGICALS, INC.
                    3700 MANGUM ROAD, HOUSTON, TEXAS 77092
                                 JUNE 28, 1996

Dear Shareholder:

  You are cordially invited to attend the annual meeting of shareholders to be held August 8, 1996, at 3:00 p.m., Central time, at the offices of the Company, 3700 Mangum Road, Houston, Texas.

  It will be a pleasure for the officers and directors to meet with you and have an opportunity to answer any questions you may have about Company affairs. The officers and directors will be available to talk individually with shareholders before and after the meeting.

  Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting.

                                       Sincerely,


                                       [SIGNATURE APPEARS HERE]

                                       David E. Hatcher
                                       Chairman of the Board

                            GAMMA BIOLOGICALS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The annual meeting of shareholders of Gamma Biologicals, Inc. (the "Company") will be held August 8, 1996, at 3:00 p.m., Central time, at the offices of the Company, 3700 Mangum Road, Houston, Texas 77092, for the following purposes:

  1.To elect directors; and

  2.To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on June 17, 1996 as the record date for the meeting, and only holders of Common Stock of record at such time will be entitled to vote at the meeting or any adjournments thereof.

  Further information regarding the meeting and the nominees for election as directors is set forth in the accompanying proxy statement.

                                          By order of the Board of Directors,


                                          [SIGNATURE APPEARS HERE]

                                          Lawrence E. Letwin
                                          Secretary

June 28, 1996

                PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY
                         AT YOUR EARLIEST CONVENIENCE.

                            GAMMA BIOLOGICALS, INC.
                    3700 MANGUM ROAD, HOUSTON, TEXAS 77092
                                 JUNE 28, 1996

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders (the "Meeting") of Gamma Biologicals, Inc. (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournments thereof.

                      SOLICITATION AND VOTING OF PROXIES

  The solicitation will be conducted by mail. The Company will bear the expense of the solicitation of proxies, including the charges and expenses of brokerage firms and others incurred in forwarding solicitation material to beneficial owners of stock. Further solicitation of proxies may be made by telephone or oral communication with shareholders of the Company following the original solicitation. All further solicitation will be by regular employees of the Company who will not be additionally compensated therefor. Copies of the Proxy, Notice and Proxy Statement are being mailed to shareholders on or about June 28, 1996.

  Proxies in the accompanying form are solicited by the management at the direction of the Board of Directors. Execution and return of the proxy will not in any way affect a shareholder's right to attend the Meeting and to vote in person, and a shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company at or prior to the Meeting. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Meeting and voting in person by ballot. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted as specified. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted for the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Meeting other than those matters which are set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

            COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

  Only holders of Common Stock of the Company of record at the close of business on June 17, 1996 are entitled to notice of and to vote at the Meeting. At that date, there were outstanding 4,552,802 shares of the Company's Common Stock, which is the only class of stock that has been issued by the Company. Each shareholder is entitled to one vote for each share of Common Stock held of record by the shareholder on that date for all matters coming before the Meeting and, except as otherwise provided by applicable law, a favorable vote consists of a simple majority of the votes cast. Shareholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half of the shares voting for the election of directors can elect all of the directors if they choose to do so.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of May 7, 1996, the ownership of the Company's Common Stock by (i) each shareholder, if any, who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated. All information with respect to beneficial ownership has been furnished by the shareholders to the Company.

                                                     AMOUNT AND NATURE
                        NAME OF                        OF BENEFICIAL   PERCENT
                   BENEFICIAL OWNER                      OWNERSHIP     OF CLASS
                   ----------------                  ----------------- --------
   Betty Francis Hatcher............................      224,199(1)     4.89%
   David E. Hatcher.................................      166,099(2)     3.59%
   John J. Moulds...................................       41,725(3)      *
   Bryan J. Brieden.................................       32,820(4)      *
   John Case........................................       18,099(5)      *
   R. Bruce LaBoon..................................       12,500(6)      *
   Hayle B. Randolph................................       10,100(6)      *
   All executive officers and directors as a group
    (10 persons)....................................      551,789(7)    11.58%
   Dimensional Fund Advisors Inc.
    1299 Ocean Ave., 11th Floor
    Santa Monica, CA 90401..........................      229,400        5.05%

- --------
 *Less than 1.0%.
(1) Includes 37,100 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options.
(2) Includes 70,000 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options and 10,000 shares owned of record by Patsy J. Hatcher, wife of David E. Hatcher, beneficial ownership of which is disclaimed by Mr. Hatcher.
(3) Includes 31,500 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options.
(4) Includes 10,000 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options. Also includes 5,226 shares owned of record by Mrs. Brieden, beneficial ownership of all of which is disclaimed by Mr. Brieden.

(5) Includes 8,000 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options and 799 shares owned of record by Mrs. Case, beneficial ownership of which is disclaimed by Mr. Case.
(6) Includes 10,000 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options.
(7) Includes 212,600 shares which can be acquired during the next 60 days pursuant to the exercise of outstanding stock options.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS

  It is proposed that six directors will be elected at the Meeting, each to hold office until the annual meeting of shareholders in 1997 and until his or her successor is duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable to serve at the time of election. All the nominees are presently members of the Board of Directors of the Company. There are no family relationships among any of the directors of the Company. The names of the nominees, together with information as to their principal occupations, age, and experience, are as follows:

                                                                      DIRECTOR
             NAME                    PRINCIPAL OCCUPATION         AGE  SINCE
             ----                    --------------------         --- --------
 Bryan J. Brieden............  Consultant(1)                       68   1970
 Betty Francis Hatcher.......  Executive Vice President-Product    63   1988
                                Development and Assistant
                                Secretary of the Company(2)
 David E. Hatcher............  Chairman of the Board and Chief     73   1970
                                Executive Officer of the
                                Company(3)
 R. Bruce LaBoon.............  Partner, Law Firm of Liddell,       55   1991
                                Sapp, Zivley, Hill & LaBoon,
                                L.L.P.(4)
 John J. Moulds..............  President and Chief Operating       52   1991
                                Officer of the Company(5)
 Hayle B. Randolph...........  Blood services consultant(6)        65   1991

- --------
(1) In 1994, Mr. Brieden retired as President of Bryan Biologicals, Inc., a distributor of laboratory supplies, a position he held for more than five years. Mr. Brieden now serves as a consultant to Bryan Biologicals, Inc.
(2) Ms. Hatcher served as the Senior Vice President and Secretary of the Company prior to becoming a consultant to the Company in 1988. Ms. Hatcher was appointed Assistant Secretary of the Company in February 1989 and was appointed Director of Product Development of the Company in February 1990. She was appointed Executive Vice President of the Company in August 1992.
(3) Mr. Hatcher also served as the President of the Company until June 1992.
(4) Mr. LaBoon served as a director of the Company from 1979 through 1986.
(5) Mr. Moulds joined the Company in 1975 and became Vice President-Consultation and Education in 1980. Mr. Moulds became Executive Vice President and Chief Operating Officer of the Company in 1989 and was appointed President and Chief Operating Officer of the Company in June 1992.
(6) Mr. Randolph served as President and Chief Executive Officer of Blood Systems, Inc. until his retirement in March 1991. Mr. Randolph served as a consultant on various projects for Blood Systems, Inc. and as the Executive Director of Blood Systems Research Foundation until January 15, 1993 and is currently an independent consultant to the blood services industry.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company met five times during fiscal 1996. The Board has established two standing committees, the Audit Committee and the Compensation/Stock Option Committee, both comprised of Messrs. Brieden, LaBoon and Randolph. The Audit Committee exercises oversight with respect to the Company's accounting practices and procedures and its relationship with its independent auditors, and the Compensation/Stock Option Committee makes recommendations to the Board of Directors regarding the compensation of officers and employees of the Company and the granting of options under the Company's 1991 Employee Stock Option Plan and 1995 Employee Stock Option Plan. The Audit Committee met one time during fiscal 1996, and the Compensation/Stock Option Committee met one time during fiscal 1996. There is no nominating committee. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and of all committees of the board on which he or she served in fiscal 1996.

DIRECTOR COMPENSATION

  Directors of the Company who are also employees of the Company do not receive fees for attending meetings of the Board of Directors. Non-employee directors of the Company receive a retainer of $3,000 per year, payable in quarterly installments, and a fee of $600 for each meeting of the Board of Directors and for each meeting of each committee of the Board of Directors attended by such director.

                              EXECUTIVE OFFICERS

  The following table sets forth the names, ages, length of service as an officer, and the positions of the persons who are not directors and who are executive officers of the Company:

           NAME             AGE OFFICER SINCE              POSITION
           ----             --- -------------              --------
John Case..................  69     1980      Vice President--Regulatory Affairs
Margaret J. O'Bannion......  41     1989      Vice President--Finance and Chief
                                               Financial Officer
Jimmie L. Turner...........  57     1989      Vice President--Customer Services
Gary L. Parrish............  59     1994      Vice President--National Sales

  Mr. Case joined the Company in 1976 and became Vice President-Regulatory Affairs in 1980. Ms. O'Bannion joined the Company in 1978 and was named Controller of the Company in 1987. Ms. O'Bannion became Vice President-Finance and Chief Financial Officer in August 1989. Mr. Turner joined the Company in 1976 as a sales representative and became Vice President-Customer Services in August 1989. Mr. Parrish joined the Company in 1977 as a sales representative and was named National Sales Manager in 1988. He became Vice President-National Sales in August 1994.

COMPENSATION/STOCK OPTION COMMITTEE REPORT(1)

  The Compensation/Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the fiscal 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company.

  In designing its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for shareholders while supporting the Company's strategic goals. The following objectives have been adopted by the Committee:

  1. Executive compensation should be meaningfully related to the value created for shareholders;

  2. Executive compensation programs should reflect and promote the Company's value and reward individuals for outstanding contributions to the Company's success; and

  3. Short and long term executive compensation play a critical role in attracting and retaining well qualified executives.

  The Committee currently implements a compensation program based on three components: a base salary, a bonus program related to Company and individual performance during the relevant year, and a stock option program. The Committee regularly reviews the various components of the Company's executive compensation to ensure that they are consistent with the Company's objectives.

  BASE SALARY. The Committee, in recommending the appropriate base salaries of the Company's executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance and (ii) the particular executive officer's specific responsibilities, and the long-term performance of such executive officer in those areas of responsibility.

  ANNUAL INCENTIVES. The bonus program provides direct financial incentives, in the form of an annual cash bonus, to executive officers to achieve and exceed the Company's annual goals. The Committee recommends cash bonuses based upon the Committee's evaluation of the contributions of each individual officer during the applicable fiscal year in achieving the goals of the Company for that year.

  LONG-TERM INCENTIVES. The stock option program is currently the Company's primary long-term incentive plan for executive officers and key employees. The objectives of the stock option program are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. In addition, grants of stock options to the named executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants of stock options vest in equal amounts over four years, and executives must be employed by the Company at the time of vesting in order to exercise a stock option.
- --------
(1) Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Compensation Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

  Consistent with the Company's compensation program outlined above, compensation for each of the named executive officers, as well as other senior executives, consists of a base salary, bonus and stock options. The base salaries for the named executive officers for fiscal 1996 were at levels below competitive amounts paid to executives with comparable qualifications, experience and responsibilities of other companies engaged in the same or similar business as the Company. The Committee has not yet determined the amount of cash bonuses, if any, to be paid to the named executive officers for fiscal 1996.

  The Committee believes that the compensation of the chief executive officer ("CEO") should be impacted by Company performance. Mr. Hatcher founded the Company in 1970 and has served as its CEO since that time. During fiscal 1996, Mr. Hatcher received a base salary of $209,949, which the Committee believes to be average for the base salary for chief executive officers with comparable qualifications, experience and responsibilities of other companies engaged in the same or similar business as the Company. At this time, this Committee has not made a determination as to the bonus, if any, to be paid to Mr. Hatcher, for fiscal 1996.

  Compensation Committee: Bryan J. Brieden, R. Bruce LaBoon and Hayle B.
Randolph.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Except as set forth below, no member of the Compensation/Stock Option Committee of the Board of Directors of the Company was, during fiscal 1996, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure.

  During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the compensation committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

  The Company distributes its products in the State of Michigan through Bryan Biologicals, Inc. In fiscal 1996, the Company's sales to Bryan Biologicals, Inc. amounted to approximately $209,186 or 1.2% of the Company's net sales. Mr. Bryan J. Brieden, a director of the Company, is a consultant to, and former president and principal owner of, Bryan Biologicals, Inc. As of May 1, 1996, Bryan Biologicals, Inc. owed the Company approximately $105,000 on open account for product purchases made from November 1995 through April 1996. No interest is charged by the Company on such obligation. The largest amount owed to the Company by Bryan Biologicals, Inc. at any time during fiscal 1996 was approximately $121,000.

  During fiscal 1996 the Company retained the law firm of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and proposes to retain the firm in the current fiscal year. Mr. LaBoon, a director of the Company, is a partner in the firm.

COMPENSATION TABLES

  The cash and other compensation paid by the Company and its subsidiaries during fiscal 1996 to each of the executive officers of the Company as to whom the total cash compensation exceeded $100,000 were as follows:

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                          ANNUAL COMPENSATION          COMPENATION
                                 ------------------------------------- -----------
                                                                       SECURITIES
   NAME AND PRINCIPAL            FISCAL                 OTHER ANNUAL   UNDERLYING   ALL OTHER
        POSITION                  YEAR  SALARY  BONUS  COMPENSATION(1)   OPTIONS   COMPENSATION
   ------------------            ------ ------- ------ --------------- ----------- ------------
                                           ($)    ($)         ($)           (#)         ($)
David E. Hatcher.................  1996  209,949      0     10,992         7,000       28,265(2)
 Chairman of the Board and         1995  207,834 35,000     11,423             0       27,405
 Chief Executive Officer           1994  200,125 35,000     20,745        15,000       26,512
John J. Moulds...................  1996  146,680      0      1,896         7,000        6,017(3)
 President, Chief Operating        1995  139,757 20,000      1,874             0        6,098
 Officer and Director              1994  125,125 20,000      7,915        15,000        5,408
Betty Francis Hatcher............  1996  106,680      0      6,214         5,000       17,328(4)
 Executive Vice President,         1995  102,065  6,500      6,217             0       16,297
 Assistant Secretary and Director  1994   95,138  6,500      7,720        10,000       15,436
John Case........................  1996  106,680      0          0         3,000            0
 Vice President--                  1995  102,065  6,500          0             0            0
 Regulatory Affairs                1994   95,138  6,500      2,087         5,000            0

- --------
(1) For each named executive officer in fiscal 1996, represents payments by the Company for the named executive's taxes on split dollar premium payment.
(2) Represents the dollar value of premiums paid by the Company with respect to a split dollar life insurance policy for the benefit of the named executive.
(3) Includes $4,875 which represents the dollar value of premiums paid by the Company with respect to a split dollar life insurance policy for the benefit of the named executive, and $1,142 which represents Company matching contributions pursuant to the Company's 401(k) Retirement Savings Plan.
(4) Includes $15,978 which represents the dollar value of premiums paid by the Company with respect to a split dollar life insurance policy for the benefit of the named executive, and $1,350 which represents Company matching contributions pursuant to the Company's 401(k) Retirement Savings Plan.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE
                         NUMBER OF  PERCENTAGE OF                          VALUE AT ASSUMED
                         SECURITIES TOTAL OPTIONS                        ANNUAL RATES OF STOCK
                         UNDERLYING  GRANTED TO    EXERCISE               PRICE APPRECIATION
                          OPTIONS   EMPLOYEES IN     PRICE    EXPIRATION    FOR OPTION TERM
          NAME            GRANTED    FISCAL YEAR  (PER SHARE)    DATE        5%        10%
          ----           ---------- ------------- ----------- ---------- ---------- ----------
David E. Hatcher........   7,000         10%         $4.25     8/10/05      $18,710    $47,414
John J. Moulds..........   7,000         10%         $4.25     8/10/05      $18,710    $47,414
Betty F. Hatcher........   5,000          7%         $4.25     8/10/05      $13,364    $33,867
John Case...............   3,000          4%         $4.25     8/10/05   $    8,018    $20,320

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                              NUMBER OF SECURITIES
                                                   UNDERLYING
                                              UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                           SHARES              AT FISCAL YEAR END    IN-THE-MONEY OPTIONS AT
                          ACQUIRED    VALUE      (EXERCISABLE/           FISCAL YEAR END
          NAME           ON EXERCISE REALIZED    UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
          ----           ----------- -------- -------------------- ---------------------------
David E. Hatcher........        0          0     70,000/17,000              $36,975/0
John J. Moulds..........    1,500     $1,973     31,500/17,000                    0/0
Betty Francis Hatcher...        0          0     37,100/11,875              $ 9,675/0
John Case...............    1,500     $2,254       8,000/6,000                    0/0

PERFORMANCE GRAPH

  The following performance graph provided by the Frank Russell Company compares the performance of the Company's Common Stock to the Russell 2000 Index and a Peer Group Index (as defined below) for the Company's last five fiscal years. Many of the Company's peers are privately-held companies, or subsidiaries or divisions of larger publicly-held companies. As a result, there is only one public company to which the Company may realistically compare itself. Accordingly, the Peer Group Index consists of Immucor, Inc. The graph below assumes $100 invested on March 31, 1991 in Company Common Stock or Index and that any dividends are reinvested.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
               GAMMA BIOLOGICALS, INC., RUSSELL 2000, PEER GROUP
                     (Performance results through 3/31/96)



                              [GRAPH APPEARS HERE]

                   3/31/91   3/31/92   3/31/93   3/31/94   3/31/95   3/31/96


  GBL              $100.00   $153.33   $ 88.35   $167.71   $123.85   $119.70
  Russell 2000     $100.00   $121.02   $139.00   $154.30   $162.79   $210.07
  Peer Group       $100.00   $108.34   $ 60.42    $47.92    $58.34   $110.43


Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in GBL common stock, Russell 2000, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                                                   Source: Frank Russell Company

SEVERANCE AGREEMENTS

  The Company has entered into severance agreements with Mr. Hatcher, Ms. Hatcher, Mr. Moulds, Ms. O'Bannion, Mr. Turner and Mr. Parrish, which provide severance benefits upon a change of control of the Company. Under these agreements, if one of the named employee's employment is terminated without cause following a change of control, he or she will be compensated by the Company as described below. The employee will receive a lump sum payment equal to a specified percentage of his or her average annual compensation for the five years preceding the change of control. The percentage for Mr. Hatcher is 299% and the percentage for the other named employees is 200%. Stock options granted to the employee by the Company and not then exercisable will become immediately exercisable in full. The Company is required to pay the employee all amounts owed to the employee by the Company under any deferred compensation arrangements. The Company is also required to reimburse the employee for all legal fees incurred as a result of termination of employment following a change of control.

SPLIT-DOLLAR AGREEMENTS

  The Company has purchased life insurance policies insuring the lives of Mr. Brieden, Ms. Hatcher, Mr. Hatcher, Mr. Moulds, Ms. O'Bannion, Mr. Turner, Mr. Parrish and Mr. Lawrence E. Letwin and has entered into split-dollar agreements with these persons. The Company is the owner of the policies and by the terms of the split-dollar agreements is obligated to pay all premiums and to take all necessary steps, upon the death of the insured, to obtain the death benefits provided under the policies. The insured is obligated to reimburse the Company on an annual basis for the value of the economic benefit of the policy to the insured for that year (as determined for federal income tax purposes). Upon the death of the insured, the Company is entitled to receive a portion of the death benefits provided under the policy equal to the amounts of net premiums and interest on policy loans, if any, to the insured paid by the Company, plus 3% interest. This amount is payable from the death benefits. With respect to all policy proceeds in excess of the amounts required to be paid to the Company, the insured has the right to designate the beneficiaries of the policy and the right to elect the settlement option with respect to such proceeds. The Company has the right to obtain loans secured by the policy. The insured may also obtain loans secured by the policy, with the Company's consent. With the consent of the Company, interest on policy loans to the insured may be paid by the Company. All dividends declared by the issuer of the policy will be first applied to purchase one-year term insurance on the insured's life in an amount not to exceed the guaranteed cash value of the policy at the next policy anniversary, with any remaining dividends being used to purchase additional paid-up insurance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company distributes its products in the State of Michigan through Bryan Biologicals, Inc. In fiscal 1996, the Company's sales to Bryan Biologicals, Inc. amounted to approximately $209,186 or 1.2% of the Company's net sales. Mr. Bryan J. Brieden, a director of the Company, is a consultant to, and former president and principal owner of, Bryan Biologicals, Inc. As of May 1, 1996, Bryan Biologicals, Inc. owed the Company approximately $105,000 on open account for product purchases made from November 1995 through April 1996. No interest is charged by the Company on such obligation. The largest amount owed to the Company by Bryan Biologicals, Inc. at any time during fiscal 1996 was approximately $121,000.

  During fiscal 1996 the Company retained the law firm of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and proposes to retain the firm in the current fiscal year. Mr. LaBoon, a director of the Company, is a partner in the firm.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

  The independent auditors of the Company are Deloitte & Touche LLP who have acted in that capacity for many years. The Company has requested that Deloitte & Touche LLP act as the independent auditors for the Company for fiscal 1997. Representatives of Deloitte & Touche LLP will be present at the Meeting, having the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions addressed to them.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by the Company at its principal executive offices (3700 Mangum Road, Houston, Texas 77092) by February 27, 1997, for inclusion in the Company's proxy materials relating to the annual meeting.

                                    GENERAL

  The management does not intend to present any matter for action at the Meeting other than the matters described above, and does not know of any other matters to be brought before the Meeting. However, if any such other matter should properly come before the Meeting, or if any vacancy in the proposed slate of directors should be caused by an unexpected occurrence before the holding of the election, the proxies will vote thereon in accordance with the recommendations of management or for such other nominee as management may select.

  The information set forth above as to the present principal occupations of the nominees for directors, as to their beneficial ownership of securities of the Company, and as to other information not of record with the Company is based upon information furnished to the Company by those nominees.

                                          By order of the Board of Directors,


                                          [SIGNATURE APPEARS HERE]

                                          Lawrence E. Letwin
                                          Secretary

June 28, 1996

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF THE ANNUAL REPORT SHOULD BE DIRECTED TO MS. MARGARET J. O'BANNION, GAMMA BIOLOGICALS, INC., 3700 MANGUM ROAD, HOUSTON, TEXAS 77092.

                            GAMMA BIOLOGICALS, INC.

               PROXY FOR ANNUAL MEETING TO BE HELD AUGUST 8, 1996

The undersigned hereby appoints David E. Hatcher and John J. Moulds, or either of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned at the annual meeting of shareholders of Gamma Biologicals, Inc., to be held at the offices of the Company at 3700 Mangum Road, Houston, Texas on August 8, 1996, at 3:00 P.M., Central time, or at any adjournments thereof, as follows:

  1. To elect as directors the following persons: Bryan J. Brieden, Betty F. Hatcher, David E. Hatcher, R. Bruce LaBoon, John J. Moulds and Hayle B. Randolph.

  2. To vote in accordance with the recommendations of management upon whatever other business may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS and will be voted as indicated by the shareholder. Unless a contrary direction is indicated, the proxies shall vote the shares FOR the election as directors of the Board's nominees, and in accordance with the recommendations of management on any other business coming before the meeting.

                          (continued on reverse side)


/X/   Please mark your                                            SHARES IN YOUR NAME
      votes as in this
      example.


                             FOR          WITHHOLD AUTHORITY                                               FOR    AGAINST    ABSTAIN
                        all nominees   to vote for all nominees       2. OTHER BUSINESS. To vote in        / /      / /        / /
1. DIRECTORS.:              /  /                /  /                     accordance with the
   See reverse side                                                      recommendations of management
                                                                         upon whatever other business may
   For, except vote withheld from the following nominee(s):              properly comebefore the meeting.

   --------------------------------------------------------



                                                                                                   PLEASE MARK,
    SIGNATURE(S)___________________________  DATE__________                                       SIGN, DATE AND
                                                                                                 RETURN THE PROXY
                                                                                                   CARD PROMPTLY
    SIGNATURE(S)___________________________  DATE__________                                          USING THE
    NOTE: Please sign your name here exactly                                                         ENCLOSED
     as it appears hereon. Joint owners must                                                         ENVELOPE.
     each sign. When signing as  attorney,                                                         PLEASE DO NOT
     executor, administrator, trustee or                                                           FOLD, BEND OR
     guardian, please give your full title                                                         MUTILATE THIS
     as it appears hereon.                                                                             CARD

